Exhibit 99.2

News Release
Date: July 22, 2008 Nalco Names Flitman Executive Vice President	Nalco Company 1601 West Diehl Road Naperville, IL 60563-1198 www.nalco.com Media Contact: Charlie Pajor 630 305 1556 cpajor@nalco.com Investor Contact: Mike Bushman 630 305 1025 mbushman@nalco.com

(Naperville, Ill.) Nalco Company (NYSE:NLC), the leading global provider of integrated water treatment and process improvement services, chemicals and equipment programs for industrial and institutional applications, announced today that, effective Aug. 19, David E. Flitman will join the Company as Executive Vice President of Nalco and President of Nalco’s Industrial and Institutional Services Division.

Mr. Flitman is currently President of Allegheny Power, the energy delivery arm of Allegheny Energy Inc. (NYSE:AYE), an investor-owned utility providing electricity to more than 1.5 million customers in four states. Allegheny Power has 2,600 employees and annual revenues of nearly $3 billion. Prior to joining Allegheny in 2005, he gained broad cross-functional and global experience in a variety of leadership positions during a nearly 20-year career at DuPont, where he most recently served as Global Business Director for the Nonwovens Business Group. Mr. Flitman, 44, has a B.S. degree in chemical engineering from Purdue University.

Also effective Aug. 19, Mary Kay Kaufmann will be named Group Vice President, Chief Marketing Officer and Louis L. Loosbrock will be named Group Vice President, Business Development for the Company.

About Nalco

Nalco is the world’s leading water treatment and process improvement company, delivering significant environmental, social and economic performance benefits to our customers. We help our customers reduce energy, water and other natural resource consumption, enhance air quality, minimize environmental releases and improve productivity and end products while boosting the bottom line. Together our comprehensive solutions contribute to the sustainable development of customer operations. More than 11,500 Nalco employees operate in 130 countries supported by a comprehensive network of manufacturing facilities, sales offices and research centers to serve a broad range of end markets. In 2007, Nalco achieved sales of more than $3.9 billion. For more information visit www.nalco.com.

This news release includes forward-looking statements, reflecting current analysis and expectations, based on what are believed to be reasonable assumptions. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on many factors, including, without limitation: ability to generate cash, ability to raise capital, ability to refinance, the result of the pursuit of strategic alternatives, ability to execute work process redesign and reduce costs, ability to execute price increases, business climate, business performance, economic and competitive uncertainties, higher manufacturing costs, reduced level of customer orders, changes in strategies, risks in developing new products and technologies, environmental and safety regulations and clean-up costs, foreign exchange rates, the impact of changes in the regulation or  value of pension fund assets and liabilities, changes in generally accepted accounting principles, adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, or the inability to eliminate or reduce such financial exposures by collecting indemnity payments from insurers, the impact of increased accruals and reserves for such exposures, weather-related factors, and adverse changes in economic and political climates around the world, including terrorism and international hostilities, and other risk factors identified by the Company. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.